 Exhibit 99.3

Rebel Group, Inc.

Unaudited Pro-Forma Consolidated Financial Statements

For the Nine Months Ended September 30, 2017

CONTENTS

PAGE

Unaudited Pro-Forma Balance Sheets as of September 30, 2017	1

Unaudited Pro-Forma Statement of Operations for the Year Ended December 31, 2016 and for the Nine Months Ended September 30, 2017	2-3

Notes to the Unaudited Pro-Forma Financial Statements	4-5

Rebel Group, Inc.

Unaudited Pro-Forma Condensed Balance Sheets

As of September 30, 2017

	Rebel	Quanyao		Pro-Forma Adjustments	Pro-Forma Consolidation

ASSETS
Cash and cash equivalents	$198,963	$1,870		$-	$200,833
Trade and other receivables	2,857,879	171,495	B	(2,146,777)	882,597
Total current assets	3,056,842	173,365		(2,146,777)	1,083,430

Property and equipment, net	26,329	4,315		-	30,644
Intangible assets	99,881	-		-	99,881
Long-term investment	10,427,880	-		-	10,427,880
Total non-current assets	10,554,090	4,315		-	10,558,405

Total assets	$13,610,932	$177,680		$(2,146,777)	$11,641,835

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Provision for taxation	$929,569	$-		$-	$929,569
Trade and other payables	177,645	2,722,222	B	(2,146,777)	753,090
Due to a shareholder	952,300	-		-	952,300
Convertible loan interest	18,587	-		-	18,587
Convertible loan	485,224	-		-	485,224
Total liabilities	2,563,326	2,722,222		(2,146,777)	3,138,771

Stockholders' deficit
Common stock, $0.0001 par value; 30,401,008 shares issued and outstanding, pro forma	3,040	-		-	3,040
Additional paid-in capital	2,736,383	-		-	2,736,383
Retained earnings	6,593,913	(2,541,650)		-	4,052,263
Accumulated other comprehensive income/(loss) - foreign exchange adjustment	1,714,270	(2,892)		-	1,711,378
Total stockholders' equity/ (deficit)	11,047,606	(2,544,542)		-	8,503,064

Total liabilities and shareholders' deficit	$13,610,932	$177,680		$(2,146,777)	$11,641,835

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

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Rebel Group, Inc.

Unaudited Pro-Forma Condensed Statement of Operations

For the Year Ended December 31, 2016

	Rebel	Quanyao		Pro-Forma Adjustments	Pro-Forma Consolidation

Revenue, net	$245,763	$-		$-	$245,763

Costs and expenses
Cost of sales	-	-		-	-
Depreciation and amortization expense	(27,663)	(4,365)		-	(32,029)
General and administrative expenses	(429,308)	(29,617)		-	(458,924)
Loss from operations	(211,207)	(33,982)		-	(245,189)

Other (expenses)/income
Convertible loan interest	-	-		-	-
Bank loan interest	(1,025)	-		-	(1,025)
Interest income	-	-		-	-
Other income, License maintenance royalty for IP rights	24,038	-		-	24,038
Share of results of an equity investee	-	(138,480)		-	(138,480)
Total other income/(expenses)	23,012	(138,480)		-	(115,467)

Loss before income tax expenses	(188,195)	(172,462)		-	(360,657)
Income tax expenses	-	-		-	-
Net loss	(188,195)	(172,462)		-	(360,657)

Other comprehensive income
Unrealised loss on investment	(26,536,620)	-		-	(26,536,620)
Foreign currency translation adjustment	5,372	42,508		-	47,880

Other comprehensive loss, before tax	(26,531,248)	42,508		-	(26,488,740)
Income tax expenses related to items of other comprehensive loss	9,287,817	-		-	9,287,817
Other comprehensive loss, net of tax	(17,243,431)	42,508		-	(17,200,923)

Comprehensive loss	$(17,431,626)	$(129,954)		$-	$(17,561,580)

Basic and diluted loss per common share	$(0.008)	$-		$-	$(0.010)

Weighted average number of common shares outstanding - basic and diluted	23,000,118	-	A	12,000,000	35,000,118

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

2

Rebel Group, Inc.

Unaudited Pro-Forma Condensed Statement of Operations

For the Nine Months Ended September 30, 2017

	Rebel	Quanyao		Pro-Forma Adjustments	Pro-Forma Consolidation

Revenue, net	$399,683	$66,338		$-	$466,021

Costs and expenses
Cost of sales	-	(1,371,916)		-	(1,371,916)
Depreciation and amortization expense	(23,582)	(6,371)		-	(29,953)
General and administrative expenses	(1,241,881)	(406,502)		-	(1,648,383)
Loss from operations	(865,780)	(1,718,452)		-	(2,584,231)

Other (expenses)/income
Convertible loan interest	(18,587)	-		-	(18,587)
Bank loan interest	(360)	-		-	(360)
Interest income	582	-		-	582
Other income, License maintenance royalty for IP rights	-	-		-	-
Share of results of an equity investee	-	(1,767)		-	(1,767)
Total other expenses	(18,365)	(1,767)		-	(20,132)

Loss before income tax expenses	(884,144)	(1,720,219)		-	(2,604,363)
Income tax expenses	(792)	-		-	(792)
Net loss	(884,937)	(1,720,219)		-	(2,605,156)

Other comprehensive loss
Unrealised loss on investment	(1,945,500)	-		-	(1,945,500)
Foreign currency translation adjustment	(8,759)	(66,153)		-	(74,912)

Other comprehensive loss, before tax	(1,954,259)	(66,153)		-	(2,020,412)
Income tax expenses related to items of other comprehensive loss	680,925	-		-	680,925
Other comprehensive loss, net of tax	(1,273,334)	(66,153)		-	(1,339,487)

Comprehensive loss	$(2,158,271)	$(1,786,372)		$-	$(3,944,643)

Basic and diluted loss per common share	$(0.030)	$-		$-	$(0.063)

Weighted average number of common shares outstanding - basic and diluted	29,642,601	-	A	12,000,000	41,642,601

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on the Company's preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial information:

A.	These adjustments reflect the common shares issued for the acquisition of Quanyao.

B.	These adjustments reflect the forgiveness of debt owed by Quanyao to Pure Heart.

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Rebel Group, Inc.

Notes to the Unaudited Pro-Forma Condensed Financial Statements

Note 1. Basis of Presentation

On October 1, 2017, Rebel Group, Inc., a Florida corporation (the “Company or Rebel”) and Pure Heart Entertainment Pte Ltd., a wholly owned subsidiary of the Company and a company incorporated under the laws of Singapore (“Pure Heart”) entered into a Share Transfer Agreement (the “Share Transfer”) with Naixin Qi, an individual (the “Shareholder”), the sole shareholder of Qingdao Quanyao Sports Consulting Ltd, a company organized under the laws of PRC (the “Target Company or Quanyao”). Pursuant to the Transfer Agreement, Pure Heart, through a wholly foreign owned entity (the “WOFE”) agreed to acquire 100% of the outstanding equity interests (the “Equity Stake”) of the Target Company from the Shareholder with the purchase price valued at approximately $7,000,000 consisting of the following: (i) the forgiveness of debt owed by the Target Company to Pure Heart as of October 1, 2017, in the amount of approximately $2,825,000 (the “Forgiven Debts”) and (ii) 12,000,000 shares (the “Shares”) of the common stock of the Company, par value $.0001 per share (the “Common Stock”) (together the “Purchase Price”).

These unaudited pro-forma financial statements (“pro-forma financial statements”) have been prepared in accordance with generally accepted accounting principles (“GAAP”). These pro-forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual and interim financial statements of the Company.

These pro-forma financial statements have been compiled from and include:

(a)	an unaudited pro-forma balance sheet combining the unaudited balance sheets of the Company and Quanyao as of September 30, 2017, giving effect to the transaction as if it occurred on September 30, 2017.

(b)	an unaudited pro-forma statement of operations combining the unaudited statement of operations of the Company and Quanyao for the year ended December 31, 2016, giving effect to the transaction as if it occurred on January 1, 2016.

(c)	an unaudited pro-forma statement of operations combining the unaudited statement of operations of the Company and Quanyao for the nine months ended September 30, 2017, giving effect to the transaction as if it occurred on January 1, 2017.

The unaudited pro-forma financial statements have been compiled using significant accounting policies as set out in the audited financial statements of the Company and Quanyao for the year ended December 31, 2016. Based on the review of the accounting policies of the Company and Quanyao, there are no material accounting differences between the accounting policies of the companies. The unaudited pro-forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company.

It is management’s opinion that these pro-forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with GAAP applied on a basis consistent with the Company’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro-forma statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

4

Rebel Group, Inc.

Notes to the Unaudited Pro-Forma Condensed Financial Statements

The unaudited pro-forma financial statements are not intended to reflect the results of operations or the financial position of the Company which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro-forma financial information is not necessarily indicative of the result of operations that may be obtained in the future. The pro-forma adjustments and allocations of the purchase price are based in part on provisional estimates of the fair value of the assets acquired and of the liabilities assumed. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro-forma consolidated financial statements.

Note 2. Securities Exchange Agreement between Rebel Group, Inc. and Qingdao Quanyao Sports Consulting Ltd

On October 1, 2017, Rebel Group, Inc., a Florida corporation (the “Company or Rebel”) and Pure Heart Entertainment Pte Ltd., a wholly owned subsidiary of the Company and a company incorporated under the laws of Singapore (“Pure Heart”) entered into a Share Transfer Agreement (the “Share Transfer”) with Naixin Qi, an individual (the “Shareholder”), the sole shareholder of Qingdao Quanyao Sports Consulting Ltd, a company organized under the laws of PRC (the “Target Company or Quanyao”). Pursuant to the Transfer Agreement, Pure Heart, through a wholly foreign owned entity (the “WOFE”) agreed to acquire 100% of the outstanding equity interests (the “Equity Stake”) of the Target Company from the Shareholder with the purchase price valued at approximately $7,000,000 consisting of the following: (i) the forgiveness of debt owed by the Target Company to Pure Heart as of October 1, 2017, in the amount of approximately $2,825,000 (the “Forgiven Debts”) and (ii) 12,000,000 shares (the “Shares”) of the common stock of the Company, par value $.0001 per share (the “Common Stock”) (together the “Purchase Price”).

Note 3. Pro-Forma Assumptions and Adjustments

The unaudited pro-forma consolidated financial statements incorporate the following pro-forma assumptions and adjustments:

(a)	Quanyao shareholders exchanged Quanyao all equity for 12,000,000 common shares of Company stock.

(b)	The forgiveness of debt owed by the Quanyao to Pure Heart of $2,146,777.

Note 4. Pro-forma Income Per Share

Pro-forma basic and diluted loss per share for the year ended December 31, 2016 and the nine months ended September 30, 2017 have been calculated based on weighted average number of Rebel’s common shares outstanding add the common shares issued for the acquisition of Quanyao.

	Nine Months Ended September 30, 2017	Year Ended December 31, 2016
Basic pro-forma loss per share computation
Numerator:
Pro-forma net loss available to shareholders	$(2,605,156)	$(360,657)

Denominator:
Weighted average issued and outstanding common shares	29,642,601	23,000,118
Common shares issued for acquisition of Quanyao	12,000,000	12,000,000

Pro-forma weighted average shares outstanding	41,642,601	35,000,118
Basic and diluted pro-forma loss per share	$(0.063)	$(0.010)

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